NATURAL NUTRITION, INC.

109 North Post Oak Lane
Suite 422
Houston, TX 77024

Phone: 713-621-2737
Fax: 713-586-6678

January 14, 2009

InterACTIVE Nutrition International Inc.
Byron Caron, CAO
2487 Kaladar Ave. Unit 360E
Ottawa, ON K1V8B9

Dear Mr. Caron,

Reference is made to the Amended and Restated Promissory Note (the "Note") of InterACTIVE Nutrition International Inc. (the "Company") issued on June 1, 2007 in the original principal amount of CAD $11,375,517 to Natural Nutrition, Inc. ("Natural Nutrition"). Capitalized terms used but not defined herein, shall have the meaning given thereto in the Note. This letter shall set forth our agreement in connection with the Installment Amounts due on December 31, 2008.

The total Installment Amounts due on December 31, 2008 totaled $500,000 (the "Deferred Payment"). As an accommodation to the Company, Natural Nutrition hereby defers the Deferred Payment to the Installment Date occurring on June 30, 2009.

The deferral set forth herein is being made on a one time basis solely with respect to the Deferred Payment and shall not be deemed a waiver or deferral of any other provisions or any other Installment Payments. Other than the deferral set forth herein, no other changes or modifications to the Note are intended or implied.

Sincerely,

NATURAL NUTRITION, INC.

Timothy J. Connolly, CEO

ACKNOWLEDGED AND AGREED:

INTERACTIVE NUTRITION INTERNATIONAL INC.

Byron Caron, CAO